UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2019

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55709	47-1685128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728

(Address of principal executive offices) (zip code)

646-762-4517

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sale of Equity Securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2019, Yue “Charles” Li and Meng Li were appointed to the Board of Directors of Avalon GloboCare Corp. (the “Company”) to serve as directors of the Company. Both Mr. Li and Ms. Li entered into agreements pursuant to which they will serve as a director of the Company. The director agreement provides that both will receive options to receive 40,000 shares of common stock per year at an exercise price equal to the closing price on December 31st of the prior year vesting quarterly. The options shall vest in equal amounts quarterly and shall be exercisable for a period of five years. For 2019, the Company granted both directors options to acquire 30,000 shares of common stock at an exercise price of $4.76 for a term of five years.

There is no understanding or arrangement between the directors and any other person pursuant to which they were appointed as directors.  Neither director has any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer. Meng Li and Yue “Charles” Li are unrelated.  Mr. Li has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000. Meng Li has served as the Company’s Chief Operating Officer and Secretary since October 2017 and her salary for 2019 is $340,000. Meng Li has previously served as a director of the Company.

Yue “Charles” Li has over 20 years of experience in the areas of M&A and Capital Markets in China. In June 2018, Mr. Li founded and currently serves as a Managing Director of Puget SoundVest, a private equity firm in China focused on long term investments in healthcare sector. From February 2008 through March 2018, Mr. Li served in various roles with FountainVest Partners including Managing Director. Mr. Li received a Bachelor of Science in Management of Information System from Tianjin University and a MBA from Washington University.

Meng Li is our Chief Operating Officer and Secretary. Ms. Li served on the Company’s board from October 2017 through July 2018 and was re-appointed in February 2019. Ms. Li has over 15 years of executive experience in international marketing, branding, communications, and media investment consultancy. Ms. Li served as Managing Director at Maxus/GroupM (a WPP Group company) where she was responsible for business P&L and corporate management from 2006 to 2015. Prior to joining Maxus/Group M, Ms. Li worked for Zenith Media (a Publicis Group company) from 2000 to 2006 as Senior Manager. Ms. Li received a Bachelor of Arts in International Economic Law from Dalian Maritime University in China.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Director Agreement by and between Avalon GloboCare Corp. and Meng Li dated April 5, 2019
10.2	Director Agreement by and between Avalon GloboCare Corp. and Yue “Charles” Li dated April 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: April 8, 2019	By:	/s/ Luisa Ingargiola
Name: Luisa Ingargiola
Title: Chief Financial Officer

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